QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on November 5, 2009

Registration No. 333-162376

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 5
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STR Holdings (New) LLC
to be converted as described herein to
a corporation named

STR Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3081	27-1023344
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Water Street
Enfield, CT 06082
(860) 749-8371
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Barry A. Morris
Executive Vice President and Chief Financial Officer
10 Water Street
Enfield, CT 06082
(860) 749-8371
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "accelerated filer," "large accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this amendment is to amend certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

Item 16. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Number	Description
1.1†	Form of Underwriting Agreement.
2.1†	Amended and Restated Agreement and Plan of Merger, dated as of June 15, 2007, among STR Holdings LLC, STR Acquisitions, Inc. and Specialized Technology Resources, Inc.
2.2†	Form of Agreement and Plan of Merger among STR Holdings (New) LLC, STR Merger, Inc. and Specialized Technology Resources, Inc.
3.1†	Form of Certificate of Incorporation of STR Holdings, Inc.
3.2†	Form of Bylaws of STR Holdings, Inc.
3.3†	Limited Liability Company Agreement of STR Holdings (New) LLC, dated as of September 30, 2009.
3.4†	Third Amended and Restated Limited Liability Company Agreement of STR Holdings LLC, dated as of March 20, 2008.
3.5†	Amendment to Third Amended and Restated Limited Liability Company Agreement of STR Holdings LLC.
3.6†	Form of First Amended and Restated Limited Liability Company Agreement of STR Holdings (New) LLC.
3.7†	Form of Second Amended and Restated Limited Liability Company Agreement of STR Holdings (New) LLC.
4.1†	Form of Common Stock Certificate.
4.2†	Form of Registration Rights Agreement.
5.1	Opinion of Weil, Gotshal & Manges LLP.
10.1†	Form of Indemnification Agreement between STR Holdings, Inc. and each of its directors and executive officers.
10.2†	Form of 2009 Equity Incentive Plan.
10.3†	Employment Agreement, dated as of July 18, 2008, between Specialized Technology Resources, Inc. and Dennis L. Jilot.
10.4†	Amendment, dated as of September 3, 2009, to the Employment Agreement between Specialized Technology Resources, Inc. and Dennis L. Jilot.
10.5†	Employment Agreement, dated as of June 15, 2007, between Specialized Technology Resources, Inc. and Barry A. Morris.
10.6†	Employment Agreement, dated as of June 15, 2007, between Specialized Technology Resources, Inc. and John F. Gual.
10.7†	Employment Agreement, dated as of June 15, 2007, between Specialized Technology Resources, Inc. and Robert S. Yorgensen.
10.8†	Employment Agreement, dated as of August 17, 2009, between Specialized Technology Resources, Inc. and Mark A. Duffy.
10.9†	First Lien Credit Agreement, dated as of June 15, 2007, by and among Specialized Technology Resources, Inc., STR Holdings LLC, the lenders party thereto, and Credit Suisse.
10.10†	Amendment No. 1 to the First Lien Credit Agreement, dated as of October 5, 2009, by and among Specialized Technology Resources, Inc., STR Holdings LLC, the lenders party thereto, and Credit Suisse.
10.11†	First Lien Guarantee and Collateral Agreement, dated as of June 15, 2007, by and among Specialized Technology Resources, Inc., STR Holdings LLC, the subsidiaries of the borrower from time to time party thereto, and Credit Suisse.

10.12†	Second Lien Credit Agreement, dated as of June 15, 2007, by and among Specialized Technology Resources, Inc., STR Holdings LLC, the lenders party thereto, and Credit Suisse.
10.13†	Amendment No. 1 to the Second Lien Credit Agreement, dated as of October 5, 2009, by and among Specialized Technology Resources, Inc., STR Holdings LLC, the lenders party thereto, and Credit Suisse.
10.14†	Second Lien Guarantee and Collateral Agreement, dated as of June 15, 2007, by and among Specialized Technology Resources, Inc., STR Holdings LLC, the subsidiaries of the borrower from time to time party thereto, and Credit Suisse.
10.15†	Intercreditor Agreement, dated as of June 15, 2007, by and between Specialized Technology Resources, Inc., STR Holdings LLC and Credit Suisse.
10.16†	Subscription Agreement, dated as of June 15, 2007, by and among STR Holdings LLC, DLJ Merchant Banking Partners IV, L.P., DLJ Offshore Partners IV, L.P., DLJ Merchant Banking Partners IV (Pacific), L.P., MBP IV Plan Investors, L.P., DLJ Merchant Banking Partners IV (Co-Investments) GP, L.P., and Credit Suisse/CFIG STR Investors SPV, LLC, and AXA Equitable Life Insurance Company.
10.17†	Subscription Agreement, dated as of June 15, 2007, between STR Holdings LLC and The Northwestern Mutual Life Insurance Company.
10.18†	Advisory Services and Monitoring Agreement, dated as of June 15, 2007, by and among Specialized Technology Resources, Inc., DLJ Merchant Banking, Inc., Westwind STR Advisors, LLC, and Dennis L. Jilot.
10.19†	Advisory Services and Monitoring Agreement, dated as of June 15, 2007, by and between Specialized Technology Resources, Inc. and Evergreen Capital Partners, LLC.
10.20†	Form of Incentive Unit Grant Agreement for executive officers.
10.21†	Form of Incentive Unit Grant Agreement for directors.
10.22†	Specialized Technology Resources, Inc. Management Incentive Plan.
10.23†	Form of STR Holdings, Inc. Restricted Common Stock Agreement for executive officers holding C, D and E units.
10.24†	Form of STR Holdings, Inc. Restricted Common Stock Agreement for directors and other holders holding F units.
10.25†	Form of STR Holdings, Inc. Restricted Common Stock Agreement.
10.26†	Form of STR Holdings, Inc. Restricted Common Stock Agreement between STR Holdings, Inc. and Dennis L. Jilot.
10.27†	Form of STR Holdings, Inc. Nonqualified Stock Option Award Agreement.
10.28†	Subscription Agreement, dated as of September 30, 2009, by and between Specialized Technology Resources, Inc. and STR Holdings (New) LLC.
10.29†	Form of Class A Unit Grant Agreement between STR Holdings (New) LLC and Dennis L. Jilot.
10.30†	Form of Contribution Agreement for Executive Officers.
10.31†	Form of STR Holdings, Inc. Restricted Common Stock Agreement for holders of C, D and E units.
10.32†	Form of Supplement No. 1 to the First Lien Guarantee and Collateral Agreement dated as of June 15, 2007, among Specialized Technology Resources, Inc., the subsidiaries of Specialized Technology Resources, Inc. party thereto, and Credit Suisse.
10.33†	Form of Supplement No. 1 to the Second Lien Guarantee and Collateral Agreement dated as of June 15, 2007, among Specialized Technology Resources, Inc., the subsidiaries of Specialized Technology Resources, Inc. party thereto, and Credit Suisse.

10.34†	Form of Assignment and Assumption Agreement, between STR Holdings LLC and STR Holdings (New) LLC.
11.1†	Statement Regarding Computation of Per Share Earnings (incorporated by reference to the Notes to Consolidated Financial Statements included in Part I of this Registration Statement).
16.1†	Letter re change in certifying accountant.
21.1†	List of Subsidiaries of STR Holdings, Inc.
23.1†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto).
24.1†	Power of Attorney of Dennis L. Jilot.
24.2†	Power of Attorney of Barry A. Morris.
24.3†	Power of Attorney of Joseph C. Radziewicz.
24.4†	Power of Attorney of John A. Janitz.
24.5†	Power of Attorney of Jason L. Metakis.
24.6†	Power of Attorney of Dominick J. Schiano.
24.7†	Power of Attorney of Susan C. Schnabel.
24.8†	Power of Attorney of Ryan M. Sprott.
99.1†	Consent of Scott S. Brown.
99.2†	Consent of Andrew M. Leitch.

†
Previously filed.

(b)
Financial statement schedules.

          Schedule I—Condensed Financial Information of Registrant

          Schedule II—Valuation and Qualifying Accounts

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Enfield, Connecticut on the 5th day of November, 2009.

STR Holdings (New) LLC
By:	/s/ BARRY A. MORRIS
Name: Barry A. Morris
Title: Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2009.

Signature	Title

/s/ BARRY A. MORRIS as agent for Dennis L. Jilot Dennis L. Jilot	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ BARRY A. MORRIS Barry A. Morris	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ BARRY A. MORRIS as agent for Joseph C. Radziewicz Joseph C. Radziewicz	Controller and Principal Accounting Officer (Principal Accounting Officer)
/s/ BARRY A. MORRIS as agent for John A. Janitz John A. Janitz	Manager
/s/ BARRY A. MORRIS as agent for Jason L. Metakis Jason L. Metakis	Manager
/s/ BARRY A. MORRIS as agent for Dominick J. Schiano Dominick J. Schiano	Manager
/s/ BARRY A. MORRIS as agent for Susan C. Schnabel Susan C. Schnabel	Manager
/s/ BARRY A. MORRIS as agent for Ryan M. Sprott Ryan M. Sprott	Manager

QuickLinks

EXPLANATORY NOTE
SIGNATURES